Exhibit 99.2

QUARTERLY INVESTOR SUMMARY 2Q13 – August 6, 2013

2 DISH QUARTERLY INVESTOR SUMMARY–2Q13 DISH NETWORK REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS • YOY subscriber-related revenue improves 5 percent • Net loss driven by $438 million of impairment charges on satellites acquired through TerreStar, DBSD transactions • Pay-TV ARPU increases more than 4 percent YOY • Broadband subscriber base grows 24 percent sequentially ENGLEWOOD, Colo., August 6, 2013 – DISH Network Corporation (NASDAQ: DISH) today reported revenue totaling $3.61 billion for the quarter ending June 30, 2013, compared to $3.57 billion for the corresponding period in 2012. Subscriber- related revenue increased 4.9 percent to $3.46 billion from $3.30 billion in the year-ago period. Net loss attributable to DISH Network totaled $(11) million for the quarter ending June 30, 2013, compared to $226 million in net income earned in the year-ago quarter. Diluted loss per share was $(0.02), compared with earnings per share of $0.50 during the same period in 2012. Net income attributable to DISH Network in the quarter was impacted by the $438 million impairment of two of the three satellites acquired through the TerreStar and DBSD transactions. “We are pleased to see continued growth in Hopper® receiver take rates, as well as growth in Broadband-connected subscribers,” said Joseph P. Clayton, DISH president and CEO. “This performance reflects efforts like our DISH Anywhere™ mobile app and our iPad 2 promotion with Apple, and will set the stage for long-range revenue performance.” Pay-TV ARPU for the second quarter totaled $80.90 compared to the year-ago period’s pay-TV ARPU of $77.59. Pay-TV subscriber churn rate increased to 1.67 percent versus 1.60 percent for second quarter 2012, impacted by DISH’s first programming package price increase in two years. DISH added approximately 624,000 gross new pay-TV subscribers compared to approximately 665,000 gross new pay-TV subscribers in the prior year’s second quarter. Total subscribers declined approximately 78,000 in the second quarter. The company ended the second quarter with 14.014 million pay-TV subscribers compared to 14.061 million pay-TV subscribers at the end of second quarter 2012. DISH added approximately 61,000 net broadband subscribers in the second quarter, bringing its broadband subscriber base to approximately 310,000, a 24 percent increase sequentially. DISH added approximately 11,000 net broadband subscribers in the second quarter of 2012. Year-to-Date Review DISH Network’s first half revenues of $7.16 billion increased 0.1 percent over $7.15 billion in revenue from the same period last year. In the first six months of 2013, net income attributable to DISH Network totaled $205 million compared with $586 million during the same period last year. Diluted earnings per share were $0.45 for the first six months of 2013, compared with $1.30 during the same period in 2012. Detailed financial data and other information are available in DISH Network’s Form 10-Q for the quarter ended June 30, 2013, filed today with the Securities and Exchange Commission. DISH Network will host its second quarter 2013 financial results conference call today at noon ET. The dial-in numbers are (800) 616-6729 (U.S.) and (763) 488-9145, conference ID number 18183282. About DISH DISH Network Corporation (NASDAQ: DISH), through its subsidiary DISH Network L.L.C., provides approximately 14.014 million satellite TV customers, as of June 30, 2013, with the highest-quality programming and technology with the most choices at the best value, including HD Free for Life®. Subscribers enjoy the largest high-definition lineup with more than 200 national HD channels, the most international channels, and award-winning HD and DVR technology. DISH Network Corporation’s subsidiary, Blockbuster L.L.C., delivers family entertainment to millions of customers around the world. DISH Network Corporation is a Fortune 200 company. Visit www.dish.com. TABLE OF CONTENTS Pay-TV Metrics3 Broadband Metrics5 Selected Financial Results6 Condensed Consolidated Balance Sheets9 Condensed Consolidated Statements of Operations10 Condensed Consolidated Statements of Cash Flows11 Results of Operations 2Q13 vs. 2Q1212 Cautionary Statement Concerning Forward-Looking Statements13 DISH 2Q13 Financial Results Conference Call – Noon ET Today U.S. or Canada 800-616-6729 Internationally 763-488-9145 Conference ID: 18183282

DISH QUARTERLY INVESTOR SUMMARY–2Q13 PAY-TV METRICS Pay-TV Net Additions DISH lost approximately 78,000 net Pay-TV subscribers in 2Q13, compared to the loss of approximately 10,000 net Pay-TV subscribers during the same period in 2012. The increase in the number of net Pay-TV subscribers lost versus the same period in 2012 resulted from lower gross new Pay-TV subscriber activations and an increase in our Pay-TV churn rate. (10) (19) 14 36 (78) 2Q12 3Q12 4Q12 1Q13 2Q13 Pay-TV Net Additions In Thousands 665 739 662 654 624 2Q12 3Q12 4Q12 1Q13 2Q13 Pay-TV Gross Additions In Thousands Pay-TV Gross Activations In 2Q13, DISH added approximately 624,000 gross new Pay- TV subscribers compared to the addition of approximately 665,000 gross new Pay-TV subscribers during the same period in 2012, a decrease of 6.2%. Our gross new Pay-TV subscriber activations continue to be negatively impacted by increased competitive pressures, including aggressive marketing and discounted promotional offers. In addition, our gross new Pay- TV subscriber activations continue to be adversely affected by sustained economic weakness and uncertainty. Pay-TV Churn Our Pay-TV churn rate for 2Q13 was 1.67% compared to 1.60% for the same period in 2012. Our Pay-TV churn rate was negatively impacted in part because we had a programming package price increase in the first quarter 2013 and did not during the same period in 2012. Churn continues to be adversely affected by the increased competitive pressures discussed above. Our Pay-TV churn rate is also impacted by, among other things, the credit quality of previously acquired subscribers, our ability to consistently provide outstanding customer service, the aggressiveness of competitor subscriber acquisition efforts, and our ability to control piracy and other forms of fraud. 1.60% 1.80% 1.54% 1.47% 1.67% 2Q12 3Q12 4Q12 1Q13 2Q13 Pay-TV Churn Rate In Percentage 3

DISH QUARTERLY INVESTOR SUMMARY–2Q13 PAY-TV METRICS–CONTINUED Pay-TV Subscribers DISH ended 2Q13 with 14.014 million Pay-TV subscribers compared to 14.061 million total Pay-TV subscribers at the end of 2Q12. 14,061 14,042 14,056 14,092 14,014 2Q12 3Q12 4Q12 1Q13 2Q13 Pay-TV Subscribers In Thousands Pay-TV ARPU Pay-TV average monthly revenue per subscriber (Pay-TV ARPU) was $80.90 during 2Q13 versus $77.59 during the same period in 2012. The $3.31, or 4.3%, increase in Pay-TV ARPU was primarily attributable to the programming package price increase in February 2013 and higher hardware related revenue, partially offset by a decrease in pay-per-view revenue. $77.59 $76.99 $77.59 $78.54 $80.90 2Q12 3Q12 4Q12 1Q13 2Q13 Pay-TV ARPU Dollars Pay-TV SAC Pay-TV Subscriber Acquisition Cost (Pay-TV SAC) was $882 during 2Q13 compared to $800 during the same period in 2012, an increase of $82 or 10.3%. This increase was primarily attributable to increased advertising and equipment costs. Advertising costs were up $12 per activation reflecting increased brand spending related to the launch of our new Hopper with Sling set-top box in February 2013. Capitalized equipment costs increased $49 per activation, primarily due to an increase in the percentage of new subscriber activations with new Hopper receiver systems. In addition, the Hopper with Sling set-top box cost per unit is currently higher than the original Hopper set-top box. $800 $797 $791 $882 $882 2Q12 3Q12 4Q12 1Q13 2Q13 Pay-TV SAC Dollars 4

BROADBAND METRICS

Broadband Net Additions

DISH added approximately 61,000 net Broadband subscribers during 2Q13 compared to the addition of approximately 11,000 net Broadband subscribers during the same period in 2012. This increase versus the same period in 2012 primarily resulted from higher gross new Broadband subscriber activations.



Broadband Net Additions
In Thousands
11
17
44
66
61
2Q12
3Q12
4Q12
1Q13
2Q13

Broadband Gross Activations

During 2Q13, DISH added approximately 79,000 gross new Broadband subscribers compared to the addition of approximately 21,000 gross new Broadband subscribers during the same period in 2012. This increase was driven by increased advertising related to the dishNET branded Broadband services.



Broadband Gross Activations
In Thousands
21
29
57
83
79
2Q12
3Q12
4Q12
1Q13
2Q13

Broadband Subscribers

DISH ended 2Q13 with 310,000 Broadband subscribers compared to 122,000 total Broadband subscribers at the end of 2Q12.



Broadband Subscribers
In Thousands
122
139
183
249
310
2Q12
3Q12
4Q12
1Q13
2Q13

DISH QUARTERLY INVESTOR SUMMARY–2Q13 5

DISH QUARTERLY INVESTOR SUMMARY–2Q13 SELECTED FINANCIAL RESULTS Subscriber-Related Revenue Subscriber-related revenue totaled $3.457 billion for 2Q13, an increase of $161 million or 4.9% compared to the same period in 2012. The change in Subscriber-related revenue from the same period in 2012 was primarily related to the increase in Pay-TV ARPU previously discussed. Included in Subscriber- related revenue was $47 million and $22 million of revenue related to our Broadband services for the three months ended June 30, 2013 and 2012, respectively. $3,296 $3,267 $3,298 $3,353 $3,457 2Q12 3Q12 4Q12 1Q13 2Q13 Subscriber--Related Revenue Dollars in Millions Subscriber-Related Expenses Subscriber-related expenses totaled $1.924 billion during 2Q13, an increase of $100 million or 5.5% compared to the same period in 2012. The increase in Subscriber-related expenses was primarily attributable to higher Pay-TV programming and retention costs and higher Broadband Subscriber-related expenses due to the increase in our Broadband Subscriber base. The increase in programming costs was driven by rate increases in certain of our programming contracts, including the renewal of certain contracts at higher rates. Included in Subscriber-related expenses was $33 million and $11 million of expense related to our Broadband services for 2Q13 and 2Q12, respectively. $1,824 $1,808 $1,861 $1,912 $1,924 2Q12 3Q12 4Q12 1Q13 2Q13 Subscriber--Related Expenses Dollars In Millions Net Income Net income (loss) attributable to DISH Network was a loss of $11 million during 2Q13, a decrease of $237 million compared to income of $226 million for the same period in 2012. Net income in 2Q13 was negatively impacted by a $438 million impairment charge for the T2 and D1 satellites and favorably impacted by a $76 million unrealized gain on our derivative financial instruments that are indexed to the trading price of the common equity securities of Sprint. Note that the $730 million estimated fair value of the Voom Settlement Agreement was recorded as Litigation expense on our Condensed Consolidated Statement of Operations and Comprehensive Income (Loss) for 3Q12. $226 ($158) $209 $216 ($11) 2Q12 3Q12 4Q12 1Q13 2Q13 Net Income Dollars in Millions

SELECTED FINANCIAL RESULTS—CONTINUED

EBITDA

EBITDA was $422 million during 2Q13, a decrease of $338 million or 44.4% compared to the same period in 2012. EBITDA for 2Q13 was negatively impacted by a $438 million impairment charge for the T2 and D1 satellites and favorably impacted by a $76 million unrealized gain on our derivative financial instruments that are indexed to the trading price of the common equity securities of Sprint. Note that the $730 million estimated fair value of the Voom Settlement Agreement was recorded as Litigation expense on our Condensed Consolidated Statement of Operations and Comprehensive Income (Loss) for 3Q12.



EBITDA
Dollars in Millions
$760
$37
$675
$701
$422
2Q12
3Q12
4Q12
1Q13
2Q13

Non-GAAP Reconciliation–EBITDA to Net Income

	Quarter To Date				
	6/30/12	9/30/12	12/31/12	3/31/13	6/30/13
			(In thousands)		
EBITDA	$ 760,159	$ 37,073	$ 675,315	$ 701,242	$ 422,410
Interest expense, net	(89,097)	(109,514)	(107,822)	(123,892)	(171,027)
Income tax (provision) benefit, net	(146,211)	149,383	(118,558)	(127,425)	38,039
Depreciation and amortization	(299,119)	(235,403)	(239,829)	(234,327)	(300,474)
Net income (loss) attributable to DISH Network	$ 225,732	$ (158,461)	$ 209,106	$ 215,598	(11,052)

Earnings before interest, taxes, depreciation and amortization ("EBITDA") is not a measure determined in accordance with accounting principles generally accepted in the United States ("GAAP") and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the Pay-TV industry. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

DISH QUARTERLY INVESTOR SUMMARY–2Q13 7

DISH QUARTERLY INVESTOR SUMMARY–2Q13 SELECTED FINANCIAL RESULTS–CONTINUED Free Cash Flow (FCF) Free Cash Flow for the three months ended June 30, 2013, was $263 million and $638 million for the six months ended June 30, 2013. Note that 4Q12 includes the negative impact of $676 million of payments for the Voom Settlement Agreement. $238 $424 ($298) $375 $263 2Q12 3Q12 4Q12 1Q13 2Q13 Free Cash Flow Dollars in Millions Non-GAAP Reconciliation– FCF to Cash From Operations Quarter To Date 6/30/129/30/1212/31/123/31/136/30/13(In thousands) Free cash flow 238,257 $ 424,238$ (297,808)$ 374,935$ 262,592$ Add back: Purchases of property and equipment 251,257 261,740 275,641 311,527 282,213 Net cash flows from operating activities 489,514$ 685,978$ (22,167)$ 686,462$ 544,805$ FCF is defined as Net cash flows from operating activities less Purchases of property and equipment, as shown on our Condensed Consolidated Statements of Cash Flows. We believe free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments, fund acquisitions and for certain other activities. Free cash flow is not a measure determined in accordance with GAAP and should not be considered a substitute for Operating income, Net income, Net cash flows from operating activities or any other measure determined in accordance with GAAP. Since free cash flow includes investments in operating assets, we believe this non-GAAP liquidity measure is useful in addition to the most directly comparable GAAP measure Net cash flows from operating activities

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share amounts)
(Unaudited)

	As of	
	June 30, 2013	December 31, 2012
Assets		
Current Assets:		
Cash and cash equivalents	$ 4,093,822	$ 3,606,140
Marketable investment securities	5,433,340	3,631,637
Trade accounts receivable - other, net of allowance for doubtful accounts of $15,987 and $16,945, respectively	878,579	842,905
Trade accounts receivable - EchoStar, net of allowance for doubtful accounts of zero	23,648	26,960
Inventory	577,288	623,720
Deferred tax assets	99,854	99,854
Prepaid income taxes	91,459	110,608
Other current assets (Note 2)	963,901	117,329
Total current assets	12,161,891	9,059,153
Noncurrent Assets:		
Restricted cash and marketable investment securities	90,858	134,410
Property and equipment, net of accumulated depreciation of $3,130,717 and $3,043,609, respectively	3,990,025	4,402,360
FCC authorizations	3,296,665	3,296,665
Marketable and other investment securities	134,295	119,051
Other noncurrent assets, net	392,067	367,969
Total noncurrent assets	7,903,910	8,320,455
Total assets	$ 20,065,801	$ 17,379,608
Liabilities and Stockholders' Equity (Deficit)		
Current Liabilities:		
Trade accounts payable - other	$ 294,390	$ 298,722
Trade accounts payable - EchoStar	321,711	281,875
Deferred revenue and other	887,338	857,280
Accrued programming	1,186,807	1,096,908
Accrued interest	261,488	224,383
Litigation accrual	-	70,999
Other accrued expenses	524,329	556,599
Current portion of long-term debt and capital lease obligations	535,837	537,701
Total current liabilities	4,011,900	3,924,467
Long-Term Obligations, Net of Current Portion:		
Long-term debt and capital lease obligations, net of current portion	13,633,032	11,350,399
Deferred tax liabilities	1,664,891	1,662,732
Long-term deferred revenue, distribution and carriage payments and other long-term liabilities	386,290	370,382
Total long-term obligations, net of current portion	15,684,213	13,383,513
Total liabilities	19,696,113	17,307,980
Commitments and Contingencies (Note 12)		
Stockholders' Equity (Deficit):		
Class A common stock, $.01 par value, 1,600,000,000 shares authorized, 273,688,726 and 270,613,262 shares issued, 217,570,466 and 214,495,002 shares outstanding, respectively	2,737	2,706
Class B common stock, $.01 par value, 800,000,000 shares authorized, 238,435,208 shares issued and outstanding	2,384	2,384
Class C common stock, $.01 par value, 800,000,000 shares authorized, none issued and outstanding	-	-
Additional paid-in capital	2,517,367	2,440,626
Accumulated other comprehensive income (loss)	214,533	188,803
Accumulated earnings (deficit)	(823,647)	(1,028,193)
Treasury stock, at cost	(1,569,459)	(1,569,459)
Total DISH Network stockholders' equity (deficit)	343,915	36,867
Noncontrolling interest	25,773	34,761
Total stockholders' equity (deficit)	369,688	71,628
Total liabilities and stockholders' equity (deficit)	$ 20,065,801	$ 17,379,608

DISH QUARTERLY INVESTOR SUMMARY–2Q13 9

DISH QUARTERLY INVESTOR SUMMARY–2Q13 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited) crtvsvcs: Jennifer Alvarez: PR: PR 295 Q2 2013 Investor Brochure: Copy: Routing Round 3: IR Packet worksheet Q2 2013. xls 2013 2012 2013 2012 Revenue: Subscriber--related revenue 3,456,536 $ 3,295,831$ 6,809,086$ 6,520,296$ Equipment and merchandise sales, rental and other revenue 140,611 270,257 341,145 620,994 Equipment sales, services and other revenue -- EchoStar 8,986 5,678 11,126 12,345 Total revenue 3,606,133 3,571,766 7,161,357 7,153,635 Costs and Expenses (exclusive of depreciation shown separately below -- Note 7): Subscriber--related expenses 1,924,020 1,823,665 3,835,613 3,584,917 Satellite and transmission expenses: EchoStar 125,706 107,082 238,639 216,936 Other 10,190 9,178 20,438 20,857 Cost of sales -- equipment, merchandise, services, rental and other 76,783 130,061 176,309 272,323 Subscriber acquisition costs: Cost of sales -- subscriber promotion subsidies 67,745 51,500 145,232 136,269 Other subscriber acquisition costs 366,791 355,142 753,204 669,911 Total subscriber acquisition costs 434,536 406,642 898,436 806,180 General and administrative expenses -- EchoStar 26,297 14,790 45,177 26,872 General and administrative expenses 249,879 312,877 501,443 676,970 Depreciation and amortization (Note 7) 300,474 299,119 534,801 507,817 Impairment of long--lived assets (Note 7) 437,575 -- 47,575 -- Total costs and expenses 3,585,460 3,103,414 6,688,431 6,112,872 Operating income (loss) 20,673 468,352 472,926 1,040,763 Other Income (Expense): Interest income 43,843 20,204 81,337 27,293 Interest expense, net of amounts capitalized (214,870) (109,301) (376,256) (247,314) Other, net 97,241 (7,448) 106,981 102,834 Total other income (expense) (73,786) (96,545) (187,938) (117,187) Income (loss) before income taxes (53,113) 371,807 284,988 923,576 Income tax (provision) benefit, net 38,039 (146,211) (89,386) (337,854) Net income (loss) (15,074) 225,596 195,602 585,722 Less: Net income (loss) attributable to noncontrolling interest(4,022) (136) (8,944) (320) Net income (loss) attributable to DISH Network(11,052) $ 225,732 $ 204,546$ 586,042$ Weighted--average common shares outstanding -- Class A and B common stock: Basic 455,452 450,292 454,353 448,791 Diluted 455,452 453,077 457,405 451,425 Earnings per share -- Class A and B common stock: Basic net income (loss) per share attributable to DISH Network(0.02) $ 0.50 $ 0.45 $ 1.31 $ Diluted net income (loss) per share attributable to DISH Network(0.02) $ 0.50 $ 0.45 $ 1.30 $ Comprehensive Income (Loss): Net income (loss) (15,074) $ 225,596 $ 195,602 $ 585,722 $ Other comprehensive income (loss): Foreign currency translation adjustments 2,862 (1,965) 5,599 1,288 Unrealized holding gains (losses) on available--for--sale securities 19,285 (69,393) 37,068 (18,372) Recognition of previously unrealized (gains) losses on available--for--sale securities included in net income (loss) (6,706) (3,135) (5,344) (84,022) Deferred income tax (expense) benefit(4,597) -- (11,593) -- Total other comprehensive income (loss), net of tax 10,844 (74,493) 25,730 (101,106) Comprehensive income (loss) (4,230) 151,103 221,332 484,616 Less: Comprehensive income (loss) attributable to noncontrolling interest(4,022) (136) (8,944) (320) Comprehensive income (loss) attributable to DISH Network (208) $ 151,239 $ 230,276 $ 484,936 $ For the Three Months For the Six Months Ended June 30, Ended June 30,

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)

	For the Six Months Ended June 30,	
	2013	2012
Cash Flows From Operating Activities:		
Net income (loss)	$ 195,602	$ 585,722
Adjustments to reconcile net income (loss) to net cash flows from operating activities:		
Depreciation and amortization	534,801	507,817
Impairment of long-lived assets	437,575	-
Realized and unrealized losses (gains) on investments	(107,947)	(101,638)
Non-cash, stock-based compensation	15,362	30,199
Deferred tax expense (benefit)	(45,319)	68,683
Other, net	49,959	7,841
Change in noncurrent assets	17,733	27,230
Change in long-term deferred revenue, distribution and carriage payments and other long-term liabilities	25,555	(29,170)
Changes in current assets and current liabilities, net	107,946	251,380
Net cash flows from operating activities	1,231,267	1,348,064
Cash Flows From Investing Activities:		
Purchases of marketable investment securities	(3,590,433)	(1,996,257)
Sales and maturities of marketable investment securities	1,836,573	1,221,341
Purchases and prepaid funding of derivative financial instruments (Note 2)	(696,000)	-
Purchases of property and equipment	(593,740)	(420,185)
Change in restricted cash and marketable investment securities	43,067	(1,535)
DBSD North America Transaction, less cash acquired of $5,230	-	(40,015)
TerreStar Transaction	-	(36,942)
Other	(57,842)	(15,867)
Net cash flows from investing activities	(3,058,375)	(1,289,460)
Cash Flows From Financing Activities:		
Proceeds from issuance of long-term debt	2,300,000	1,900,000
Proceeds from issuance of restricted debt	2,600,000	-
Redemption of restricted debt	(2,600,000)	-
Funding of restricted debt escrow	(2,596,750)	-
Release of restricted debt escrow	2,596,771	-
Debt issuance costs	(11,427)	(9,564)
Repayment of long-term debt and capital lease obligations	(20,531)	(18,949)
Net proceeds from Class A common stock options exercised and stock issued under the Employee Stock Purchase Plan	37,071	49,852
Other	9,605	5,770
Net cash flows from financing activities	2,314,739	1,927,109
Effect of exchange rates on cash and cash equivalents	51	873
Net increase (decrease) in cash and cash equivalents	487,682	1,986,586
Cash and cash equivalents, beginning of period	3,606,140	609,108
Cash and cash equivalents, end of period	$ 4,093,822	$ 2,595,694
Supplemental Disclosure of Cash Flow Information:		
Cash paid for interest (including capitalized interest)	$ 405,951	$ 268,800
Capitalized interest	$ 69,153	$ 38,643
Cash received for interest	$ 90,427	$ 19,383
Cash paid for income taxes	$ 115,130	$ 243,861
Employee benefits paid in Class A common stock	$ 24,229	$ 22,280
Transfer of regulatory authorization from EchoStar	$ 23,148	$ -

DISH QUARTERLY INVESTOR SUMMARY–2Q13 11

RESULTS OF OPERATIONS
2Q13 VS. 2Q12

(In thousands)
(Unaudited)

Statements of Operations Data	For the Three Months Ended June 30, 2013	2012	Variance Amount	%
Revenue:				
Subscriber-related revenue	$ 3,456,536	$ 3,295,831	$ 160,705	4.9
Equipment and merchandise sales, rental and other revenue	140,611	270,257	(129,646)	(48.0)
Equipment sales, services and other revenue - EchoStar	8,986	5,678	3,308	58.3
Total revenue	3,606,133	3,571,766	34,367	1.0
Costs and Expenses:				
Subscriber-related expenses	1,924,020	1,823,665	100,355	5.5
% of Subscriber-related revenue	**55.7%**	**55.3%**		
Satellite and transmission expenses - EchoStar	125,706	107,082	18,624	17.4
% of Subscriber-related revenue	**3.6%**	**3.2%**		
Satellite and transmission expenses - Other	10,190	9,178	1,012	11.0
% of Subscriber-related revenue	**0.3%**	**0.3%**		
Cost of sales - equipment, merchandise, services, rental and other	76,783	130,061	(53,278)	(41.0)
Subscriber acquisition costs	434,536	406,642	27,894	6.9
General and administrative expenses	276,176	327,667	(51,491)	(15.7)
% of Total revenue	**7.7%**	**9.2%**		
Depreciation and amortization	300,474	299,119	1,355	0.5
Impairment of long-lived assets	437,575	-	437,575	*
Total costs and expenses	3,585,460	3,103,414	482,046	15.5
Operating income (loss)	20,673	468,352	(447,679)	(95.6)
Other Income (Expense):				
Interest income	43,843	20,204	23,639	*
Interest expense, net of amounts capitalized	(214,870)	(109,301)	(105,569)	(96.6)
Other, net	97,241	(7,448)	104,689	*
Total other income (expense)	(73,786)	(96,545)	22,759	23.6
Income (loss) before income taxes	(53,113)	371,807	(424,920)	*
Income tax (provision) benefit, net	38,039	(146,211)	184,250	*
Effective tax rate	**71.6%**	**39.3%**		
Net income (loss)	(15,074)	225,596	(240,670)	*
Less: Net income (loss) attributable to noncontrolling interest	(4,022)	(136)	(3,886)	*
Net income (loss) attributable to DISH Network	$ (11,052)	$ 225,732	$ (236,784)	*
Other Data:				
Pay-TV subscribers, as of period end (in millions)	14.014	14.061	(0.047)	(0.3)
Pay-TV subscriber additions, gross (in millions)	0.624	0.665	(0.041)	(6.2)
Pay-TV subscriber additions, net (in millions)	(0.078)	(0.010)	(0.068)	*
Pay-TV average monthly subscriber churn rate	1.67%	1.60%	0.07%	4.4
Pay-TV average subscriber acquisition cost per subscriber ("Pay-TV SAC")	$ 882	$ 800	$ 82	10.3
Pay-TV average monthly revenue per subscriber ("Pay-TV ARPU")	$ 80.90	$ 77.59	$ 3.31	4.3
Broadband subscribers, as of period end (in millions)	0.310	0.122	0.188	*
Broadband subscriber additions, gross (in millions)	0.079	0.021	0.058	*
Broadband subscriber additions, net (in millions)	0.061	0.011	0.050	*
EBITDA (in thousands)	$ 422,410	$ 760,159	$ (337,749)	(44.4)

*Percentage is not meaningful.

DISH QUARTERLY INVESTOR SUMMARY–2Q13 12

DISH QUARTERLY INVESTOR SUMMARY–2Q13 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS Certain statements contained herein may constitute “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of DISH Network Corporation to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. More information about such risks, uncertainties and other factors is set forth in DISH Network Corporation’s Disclosure Regarding Forward-Looking Statements included in its recent filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2012, and its quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2013, and June 30, 2013. The forward-looking statements speak only as of the date made, and DISH Network Corporation expressly disclaims any obligation to update these forward-looking statements.